SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2002

GALAXY NUTRITIONAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-16251 (Commission File Number)	25-1391475 (IRS Employer Identification No.)

2441 Viscount Row Orlando, Florida (Address of principal executive offices)	32809 (Zip Code)

Registrant’s telephone number, including area code: (407) 855-5500

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

     Not applicable.

Item 2. Acquisition or Disposition of Assets.

     Not applicable.

Item 3. Bankruptcy or Receivership.

     Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not applicable.

Item 5. Other Events

Private Placement of Securities

     On January 17, 2002, Galaxy Nutritional Foods, Inc. (the “Company”) completed a private placement of its Common Stock, $.01 par value, issuing a total of 158,059 shares to four investors for aggregate gross proceeds to the Company of $750,002.68. The purchase price of the shares was $4.744 per share, 95% of the average closing sale price of the Common Stock on the AMEX Stock Exchange for the five trading days prior to the closing. The Company also issued to the investors warrants to acquire a total of 39,524 shares of Common Stock which are exercisable at $5.744 per share. The shares and warrants are restricted securities that have not been registered under the Act and may not be offered or sold in the United States absent registration or applicable exemptions and registration requirements. The Company has undertaken the obligation to file a registration statement with the Securities and Exchange Commission within 30 days of closing to register the shares issued in the private placement, as well as the shares underlying the warrants. The Company intends to utilize the proceeds generated from the private placement for working capital and general corporate purposes.

     The Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the Vice President of Technical Services also participated in the private placement. The officers purchased a total of 12,270 shares for aggregate gross proceeds to the Company of $58,208.88. The purchase price of the shares was $4.744 per share, 95% of the average closing sale price of the Common Stock on the AMEX Stock Exchange for the five trading days prior to the closing. The Company also issued to the officers in connection with the private placement warrants to acquire a total of 3,068 shares of Common Stock which are exercisable at $5.744 per share. The shares and warrants are restricted securities that have not been registered under the Act and may not be offered or sold in the United States absent registration or applicable exemptions and registration requirements. The Company has undertaken the obligation to file a registration statement with the Securities and Exchange Commission within 30 days of closing to register the shares issued in the private placement, as well as the shares underlying the warrants. The Company intends to utilize the proceeds generated from the private placement for working capital and general corporate purposes.

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     In addition, in order to gain the required approval for the private placement from the holders of the Company’s Series A Convertible Preferred Stock, $.01 par value, and in consideration of the exercise of certain Common Stock warrants held by Series A Preferred holders, the Company reduced the per share exercise price of such warrants to $2.67 per share from $5.30 with respect to half such warrants and $5.86 with respect to the remaining warrants. The Series A Preferred holders exercised all of their warrants and acquired 240,000 shares of Common Stock resulting in aggregate proceeds to the Company of $640,800. All of such shares are registered with the Securities and Exchange Commission under a currently effective registration statement or, pursuant to an agreement with the Series A Preferred holders, will be registered with the Securities and Exchange Commission under a registration statement to be filed by the Company on or before February 1, 2002.

     Finally, in consideration of the exercise of certain Common Stock warrants issued to John Hancock Small Cap Value Fund in a private placement completed on September 24, 2001, the Company reduced the per share exercise price of such warrants from $6.74 to $4.50 per share. John Hancock Small Cap Value Fund exercised all of its warrants and acquired 140,000 shares of Common Stock resulting in aggregate proceeds to the Company of $630,000. All of such shares are registered with the Securities and Exchange Commission under a currently effective registration statement.

     On January 22, 2002, the Company issued a press release disclosing the sale of the shares, the issuance of the warrants and the warrant exercises described above. A copy of the press release is attached hereto as an exhibit.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 4.1	Form of Securities Purchase Agreement by and between the Company and the investors described in the Current Report to which this Exhibit is attached. (Filed herewith.)

Exhibit 4.2	Form of Securities Purchase Agreement by and between the Company and the officers described in the Current Report to which this Exhibit is attached. (Filed herewith.)

Exhibit 99.1	Press Release issued by the Company on January 22, 2002 (Filed herewith.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALAXY NUTRITIONAL FOODS, INC

January 22, 2002
By: /s/ Angelo S. Morini

Name: Angelo S. Morini

Title: President

EXHIBITS INDEX

Exhibit No.	Exhibit Description	Page No.

Exhibit 4.1	Form of Securities Purchase Agreement by and between the Company and the investors described in the Current Report to which this Exhibit is attached. (Filed herewith.)

Exhibit 4.2	Form of Securities Purchase Agreement by and between the Company and the officers described in the Current Report to which this Exhibit is attached. (Filed herewith.)

Exhibit 99.1	Press Release issued by the Company on January 22, 2002 (Filed herewith.)

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